Exhibit 23
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Flamel Technologies, dated January 6, 2004 (No. 333-111725), October 14, 2003 (No. 333-109693) and September 15, 2000 (No. 333-12542), of our report dated May 23, 2006, with respect to the consolidated financial statements of Flamel Technologies included in its annual report under Form 20-F for the year ended December 31, 2005.
ERNST & YOUNG Audit
Represented by
Jean-Luc Desplat
May 23, 2006, Lyon, France